Exhibit 3(g)


                             BY LAWS







                               OF









                 NEW ORLEANS PUBLIC SERVICE INC.


                    INCLUDING ALL AMENDMENTS

                      THROUGH JULY 24, 1989


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      *Section 1.  The annual meeting of the stockholders of  the
Corporation for the election of directors and such other business as shall properly come before such meeting shall be held in May of each year on a date and at a time and place to be fixed by the Board of Directors of the Company at least thirty (30) days before the date of such meeting so fixed.

      *Section 2. Special meetings of the stockholders of the Corporation may be held upon the call of the President, the Board of Directors or of the stockholders holding one-fifth of the outstanding Common Stock, at the office of the Company in the State of Louisiana. Such call shall state the purpose, place and time of the meeting.

      *Section 3. Notice of the time, place and purpose of every meeting of stockholders shall be mailed by the Secretary or the officer performing his duties, at least fifteen (15) days before the meeting, to each stockholder entitled to vote in accordance with Section 5 hereof, at his last known post office address, provided, however, that if the stockholder be present at a meeting, or in writing waive notice thereof before or after the meeting, notice of the meeting to such stockholder is unnecessary.

      Section 4. The holders of forty per centum (40%) of the stock of the Corporation entitled to vote, present in person or by proxy, shall constitute a quorum, but less than a quorum shall have power to adjourn.

      *Section 5. At all meetings of stockholders each common stockholder shall be entitled to one vote for each share of stock held by him and may vote and otherwise act in person or by proxy, but no proxy shall be voted more than eleven (11) months after its date.

      Section 6. At least two (2) days before each election by the stockholders a full list of stockholders entitled to vote at the election, arranged in alphabetical order with the residence of each and the number of shares held by each, shall be prepared by the Secretary or officer designated by the Board of Directors and filed in the principal office of the Corporation, which shall at all times during the usual hours of business, for said two (2) days and during the election, be open to the examination of any stockholder.

     *Section 7. Certificates of stock shall be of such form and device as the Board of Directors may elect, and shall be signed by, or bear the facsimile signatures of, the President or Vice-President, and either the Secretary or Assistant Secretary, or the Treasurer or Assistant Treasurer.

       Section 8. The stock of the Corporation shall be transferable or assignable on the books of the Corporation by the holders in person or by attorney on the surrender of the certificates therefor. The Board of Directors may appoint one or more transfer agents and registrars of the stock. The books for the transfer of the stock may be closed for such periods before and during the payment of dividends and the holdings of meetings of stockholders, not to exceed thirty (30) days at any one time, as the Board of Directors may from time to time determine; and the Corporation shall make no transfer of stock on its books during such period.

     *Section 9. The affairs of the Corporation shall be managed by a Board consisting of not less than seven (7) nor more than fifteen (15) directors, as determined by the stockholders, who shall be elected annually by the stockholders by ballot, to hold office until their successors are elected and qualified. The stockholders at any meeting, by a majority vote of all the outstanding Common Stock, may remove any director and fill the vacancy. Vacancies in the Board of Directors or in the offices, except vacancies in the Board of Directors caused by an increase in the number of directors, may be filled by the Board at any meeting. Vacancies in the Board of Directors arising from an increase in the number of directors shall be filled at the annual meeting or at a special meeting of stockholders called for that purpose. The Board of Directors shall have power and authority to authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors, of the Executive Committee and all other committees, and to determine the amount of such compensation or fees.

      The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another business, foreign or nonprofit Corporation, partnership, joint venture or other enterprise, against expenses (including attorneys' fees), judgments, fines settlements, and any other penalty regardless of statutory characterization, actually and reasonably incurred by such person in connection with such suit or proceeding if such person acted in good faith, not contrary to Corporation instructions or rules, in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful; provided that in case of actions by or in the right of the Corporation, the indemnity shall be limited to expenses (including attorneys' fees and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the action to conclusion) actually and reasonably incurred in connection with the defense or settlement of such action; and provided, further, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court and the Board of Directors by a majority vote of a quorum of disinterested directors shall determine, upon application, that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court and the Board of Directors by a majority vote of a quorum of disinterested directors shall deem proper.

      Any indemnification under this Section shall be made by the Corporation only as authorized in a specific case upon a determination that the applicable standards of conduct set out above have been met. Such determination can be made (1) by the Board of Directors by a majority vote of a quorum of disinterested directors, or (2) if such a quorum is not obtainable or a quorum of disinterested directors so directs, by independent legal counsel. The body or person making the determination may waive the requirement concerning conformity to Corporation instructions or rules. The other standards may not be waived. However, any act or omission undertaken in good faith in response to an order or other enforcement mechanism of a federal, state or local authority, shall be construed to be in the best interest of the Corporation in conformity to corporate instructions and rules. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

      Expenses incurred in defending such an action, suit or proceeding, may be paid by the Corporation in advance of the final disposition thereof if authorized by the Board of Directors in the manner provided immediately above, upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount, unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation as authorized in this Section.

      The indemnification provided above shall not be deemed exclusive of any other rights to which the person indemnified may be entitled under any by-law, agreement, authorization of shareholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be a director, officer or employee, and shall inure to the benefit of such person's legal representatives.

      *Section 10. Meetings of the Board of Directors shall be held at the time fixed by resolution of the Board or upon call of the President or a Vice-President or any two directors. Meetings of the Board of Directors may be held by means of telephone conference calls, in which connection (a) the directors may participate in and hold such a meeting by means of conference telephone or similar communications equipment provided that all persons participating in the meeting can hear and communicate with each other, and (b) participation in such a meeting shall constitute presence in person at such meeting except where such participation is for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. The Secretary or officer performing his duties shall give reasonable notice (which need not exceed two (2) days) of all meetings of directors, provided that a meeting may be held without notice immediately after the annual election, and notice need not be given of regular meetings held at times fixed by resolutions of the Board. Meetings may be held at any time without notice if all directors are present or if those not present waive notice either before or after the meeting. Notice by mailing or telegraph to the usual business or residence address of the director shall be sufficient. Five (5) members of the Board shall constitute a quorum.

      *Section 11. The Board of Directors, as soon as may be after the election of directors in each year, may appoint from their number a Chairman of the Board and shall appoint from their number a President, and shall also appoint one or more Vice-Presidents, a Secretary and a Treasurer, and shall from time to time appoint such other officers as they may deem proper.

      Section 12. The term of office of all officers shall be until the next election of directors and until their respective successors are chosen and qualified, but any officer may be removed from office at any time by the Board of Directors.

     Section 13. The officers of the Corporation shall have such duties as usually pertain to their offices, except as modified by the Board of Directors, and shall have such powers and duties as may from time to time be conferred upon them by the Board of Directors.

     Section 14. The Board of Directors, as soon as may be after the election in each year, may, by a resolution passed by a majority of the whole Board, appoint an Executive Committee, to consist of such number of the directors, not less than three (3), as the Board may from time to time determine, which shall have and may exercise during the intervals between the meetings of the Board all the powers vested in the Board except (a) the power to fill vacancies in the Board (b) the power to change the membership of or fill vacancies in said Committee and (c) the power to change the By-Laws. The Board shall have the power at any time to change the membership of such Committee and to fill vacancies in it. The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it may deem necessary. A majority of the members of said Committee shall constitute a quorum. The Board shall designate the Chairman of the Executive Committee.

      Section 15. The Board of Directors is authorized to select such depositaries as they shall deem proper for the funds of the Corporation. All checks and drafts against such deposited funds shall be signed and countersigned by officers or persons to be specified by the Board of Directors or the Executive Committee.

      Section 16. The corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

       Section  17.   Either  the  Board  of  Directors  or   the
stockholders may alter or amend these By-Laws at any meeting duly held as above provided, the notice of which includes notice of the proposed amendment.

                           CERTIFICATE



     I, the undersigned Assistant Secretary of New Orleans Public Service Inc., do hereby certify that the above and foregoing is a true and correct copy of the said Corporation's By-Laws after giving effect to all amendments made through the date of this Certificate.


      IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation on this 24th day of July, 1989.



                                     /s/ N. J. Briley
                                     Assistant Secretary



*As amended:

Section 1, January 21, 1929, April 12, 1944, and May 16, 1962,
    and January 23, 1984.
Section 2, June 21, 1937.
Section 3, June 21, 1937.
Section 5, June 21, 1937.
Section 7, May 21, 1923, and June 24, 1936.
Section 9, December 16, 1935, January 25, 1954, May 20, 1959,
    May 28, 1962, September 19, 1980, and July 24, 1989.
Section 10, November 25, 1935 and October 26, 1981.
Section 11, June 19, 1933.

                     Consent of Stockholder
                               of
                 New Orleans Public Service Inc.

This Consent is executed, pursuant to the provisions of Louisiana Law, and particularly, but not by way of limitation, Section 76 of Title 12 of the Louisiana Revised Statutes of 1950, as amended, by Entergy Corporation, the holder of all the issued and outstanding common stock of New Orleans Public Service Inc., in lieu of an annual meeting of stockholders.

Pursuant to authority granted under the provisions of the statutes of the State of Louisiana, the first paragraph of Article SIXTH of the Restatement of Articles of Incorporation, as amended, of New Orleans Public Service Inc. is amended to read as follows:

     "SIXTH: The corporate power of this Corporation shall be vested in, and exercised by, a Board of Directors to be composed of not less than three (3) nor more than fifteen (15) persons, to be elected annually at a meeting of stockholders to be held on any date selected by the stockholders. The number of persons, within the foregoing limits, to compose the Board of Directors at any given time, shall be fixed either by the stockholders or by the Board of Directors. A majority of the Board of Directors shall constitute a quorum for the transaction of business unless the By-Laws of this Corporation, adopted by the Board of Directors, shall provide for a lesser number."

Pursuant to authority granted under the provisions of the statutes of the State of Louisiana and by Section 17 of the By-laws of New Orleans Public Service Inc., the first paragraph of
Section 9 of the By-laws of New Orleans Public Service Inc. is amended to read as follows:

     "*Section 9. The affairs of the Corporation shall be managed by a Board consisting of not less than three
     (3) nor more than fifteen (15) directors, who shall be elected annually by the stockholders by ballot, to hold office until their successors are elected and qualified. The number of persons, within the foregoing limits, to compose the Board of Directors at any given time shall be fixed by either the stockholders or by the Board of Directors. The stockholders at any meeting, by a majority vote of all the outstanding Common Stock, may remove any director and fill the vacancy. Vacancies in the Board of Directors or in the offices, except vacancies in the Board of Directors caused by an increase in the number of directors, may be filled by the Board at any meeting. Vacancies in the Board of Directors arising from an increase in the number of directors shall be filled at the annual meeting or at a special meeting of stockholders called for that purpose. The Board of Directors shall have power and authority to authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors, of the Executive Committee and all other committees, and to determine the amount of such compensation or fees."

Pursuant to the authority granted by Article SIXTH of the Restatement of Articles of Incorporation as amended, of New Orleans Public Service Inc., the number of directors of New Orleans Public Service Inc. is fixed at four (4) and the following four (4) individuals are hereby nominated and elected to serve as the directors constituting the Board of Directors of New Orleans Public Service Inc., until their successors shall be elected and qualified:

                    John J. Cordaro
                    Jerry D. Jackson
                    Edwin Lupberger
                    Jerry L. Maulden

The corporate acts (including any and all applications to release property from the lien of the 1944 Mortgage and Deed of Trust to The Bank of New York and W. T. Cunningham, successor Trustees and the 1987 Mortgage and Deed of Trust to the Bank of Montreal Trust Company and Mark F. McLaughlin, successor Trustees) and actions taken by the Board of Directors and officers of the Company since the annual meeting of stockholders held on May 24, 1993, be and they hereby are, ratified and approved.

IN WITNESS WHEREOF, this Consent has been executed on this 5th day of May, 1994.

                              ENTERGY CORPORATION


                              By:   /s/ Edwin Lupberger
                                   Chairman of the Board and
                                    Chief Executive Officer